AGREEMENT OF LIMITED PARTNERSHIP



                            SEVADA HOLDINGS LTD. IV,
                        A CALIFORNIA LIMITED PARTNERSHIP


                                    EFFECTIVE
                                  DECEMBER 1999

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                        AGREEMENT OF LIMITED PARTNERSHIP

THIS AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT') OF SEVADA HOLDINGS LTD. IV, a California limited partnership ("Partnership") is entered into as of March 1 1999 by and among ITASCA HOLDINGS LTD., a Nevada Corporation ("ITASCA"), as general partner (General Partner"), and the entities listed on the attached Exhibit B as limited partners ("Limited Partners"). The General Partner and Limited Partners are collectively referred to as the "Partners".


                                    ARTICLE I
                                    ---------

1.   ORGANIZATION AND PURPOSE OF PARTNERSHIP
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     1.1 FORMATION: The Partnership was formed in March 1, 1999 in accordance with the Uniform Limited partnership Act of California, as amended.

     1.2 NAME: The name of the Partnership is Sevada Holdings Ltd. IV, a California limited partnership, and all business of the Partnership will be conducted under this name.

     1.3 PURPOSE: The principal purpose of the Partnership is to pursue certain Real Estate Investments as is more fully described in Exhibits C hereto, and other opportunities as the General Partner may deem appropriate.

     1.4 PRINCIPAL PLACE OF BUSINESS: The principal place of business of the Partnership is the General Partner's office at 1925 Century Park East, Suite 1150, Los Angeles, California 90067 or any other location as may be subsequently chosen by the General Partner upon prior notice of the new location to all Partners.

     1.5 ADDRESSES OF PARTNERS: The mailing addresses of the General Partner and the Limited Partners are listed in Exhibits A and B of this Agreement.

     1.6 TERM: The Partnership's term commenced effective December 1, 1999 and will expire on December 31, 2020, subject to earlier termination up on the occurrence of any of the following:

          1.6.1 The termination, dissolution, retirement, removal, resignation, withdrawal or bankruptcy of the General Partner or an assignment for the benefit of its creditors by the General Partner unless the Limited Partner elects to continue the Partnership as provided in Section 6.6 of this Agreement;

          1.6.2 The agreement of Partners holding at least a majority of the aggregate Profits Interest (as defined hereinafter) of the Partnership to terminate the Partnership;

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          1.6.3 An event of termination otherwise provided by this Agreement or by law.

     1.7 DOCUMENTS: The Partnership will execute and file the Documents necessary to comply with the requirements of the laws of California for the formation, continuation and operation of limited partnerships, including fictitious business name statements. The Partners agree to execute all documents and to undertake all other acts, as reasonably may be deemed necessary by the General Partner in order to comply with the requirements of the laws of California for the formation, continuation and operation of the Partnership.


                                   ARTICLE II
                                   ----------

2.   CONTRIBUTIONS TO CAPITAL
     ------------------------

     2.1 DEFINITION OF UNITS: The interest of the Partners in the Partnership will consist on 100 separate interests, or fractions thereof, referred to as "Units." The interest of each of the Partners in the Partnership is the number of Units set forth opposite the Partner's name on Exhibits A and B under the caption "Number of Units".

     2.2 ISSUANCE OF UNITS: The Partnership will issue the Units shown on Exhibits A and B on the terms and conditions indicated in this Agreement, including the obligation of each purchaser of Units to make the Capital Contribution (as hereinabove defined) to the Partnership provided in Section 2.3 of this Agreement.

     2.3 CONTRIBUTIONS OF LIMITED PARTNERS: The Limited Partners will not be required to make contributions to the Partnership except as provided in this Agreement. The Limited Partners' contributions will be made at the times and in the manner provided in this Agreement. The Limited Partners will not be personally liable for any debts, liabilities or obligations of the Partnership except as otherwise provided under the Uniform Limited Partnership Act of California. Each Partner will contribute the amount set forth opposite the Partner's name in Exhibits A and B under the caption "Capital Contribution" to the Partnership for the Units purchased by that Partner (the "Capital Contribution").

     2.4 ADMISSIONS OF LIMITED PARTNERS: The Partnership admits each person listed on Exhibit B as a Limited Partner effective as of the date of this Agreement. Each Limited Partner acknowledges its obligation to make the Capital Contribution as shown said Exhibits to the Partnership for Units purchased by the Limited Partner as set forth on the Exhibits in accordance with Section 2.3 of this Agreement.

     2.5 CONTRIBUTION OF GENERAL PARTNER: The General Partner will not be required to make contributions to the Partnership except as provided in Exhibit A and elsewhere in this Agreement and will not be liable to any Limited Partner for repayment of their Capital Contribution. The General Partner will be liable to advance operating and administrative costs of the Partnership, not to exceed $5000 per month.

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     2.6 CAPITAL ACCOUNTS: A capital account ("Capital Account") will be established for each Partner to which will be credited the amount of the Partner's Capital Contribution, any subsequent contributions and the partner's share of Profits (as hereinafter defined) and which will be debited with the Partner's share of Losses (as hereinafter defined) and the amounts of distributions made to the Partner. If any Partner has a negative balance (less than zero) in his Capital Account upon liquidation of the Partnership (after allocation of Profits and Losses upon such liquidation), that Partner shall contribute cash to the Partnership in an amount equal to such negative balance, and such cash shall be distributed to the Partners in accordance with their positive balances.

     2.7 CAPITAL AND PROFIT INTEREST: The ownership percentage or capital and profits interest of each Partner equals the percentages shown on Exhibits A and B under the captions "Capital Interest" (the "Capital Interest") and "Profits Interest" (the "Profits Interest").

     2.8 UNRETURNED CONTRIBUTIONS: A sub-account to each Partners' Capital Account will be maintained by the Partnership for each partner which will be credited with all contributions, including the Capital Contribution by each Partner. These sub-accounts are referred to in this Agreement as "Unreturned Contributions". The Unreturned Contribution for a Partner will be reduced by any distribution to the Partner pursuant to section 3.3 of this Agreement.


                                   ARTICLE III
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3.   PROFITS, LOSSES AND DISTRIBUTIONS
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     3.1 DEFINITIONS: The following terms are defined for purposes of this
Agreement:

          3.1.1 "Accounting Period" of the Partnership is the Partnership's fiscal year.

          3.1.2 "Affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the General Partner.

          3.1.3 "Capital Event" is the sale, refinancing or other disposition of all or a substantial portion of the Partnership's assets. Capital Event also includes the recovery of hazard or casualty insurance (other than business interruption insurance) proceeds in excess of any amount expended for restoration or repair.

          3.1.4 "Distributable Cash" is all cash of the Partnership, however derived, less (I) the amount necessary for payment of all cost, expenses, obligations and liabilities of the Partnership then due; (ii) the amount of any refundable deposits; and (iii) the amount deemed necessary by the General Partner, in the exercise of its reasonable discretion based on its analysis of the Partnership's anticipated cash flow and cash requirements, to establish a reserve for the payment of foreseen or unforeseen costs, expenses, obligations or liabilities of the Partnership.

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          3.1.5 "Operations" includes all transactions of the Partnership which are not Capital Events.

          3.1.6 "Profits" and "Losses" are the Partnership's net profits and net losses, respectively, as finally determined for each Accounting Period for Federal income tax purposes using the cash method of accounting.

     3.2 ALLOCATION OF PROFITS AND LOSS: The Profits and Losses or Profits Interest of the partnership for each Accounting Period commencing with the Accounting Period ending December 31, 2000 will be allocated as shown at Exhibits A and B.

     3.3 DISTRIBUTIONS: Distributable Cash from Operations or Capital Events for each Accounting Period will be distributed at the times provided in Section 3.4 of this Agreement among the Partners as follows:

          3.3.1 Distributable Cash from Operations or Capital Events for each Accounting Period will be distributed at the times provided in Section 3.4 of this Agreement among the Partners as follows:

               3.3.1.1 First, prorata to all Partners, on at least a quarterly basis and in an amount sufficient to pay estimated taxes (Federal and State) based upon each Partners' respective share of partnership income for the quarter.

               3.3.1.2 Next, a return of each Partners' Capital Contribution: subject to any restrictions provided for in any loan agreement or to the contractual arrangement of the Partnership; and

               3.3.1.3 Then, as shown at Exhibit A and B to the General Partner and to the Limited Partners.

     3.4 TIME OF ALLOCATIONS AND DISTRIBUTIONS AND MISCELLANEOUS PROCEDURES:

          3.4.1 Except as otherwise provided in this Agreement, distributions of cash and allocation of Profits and Losses shall be made as soon as possible but no later than 30 days from the time the cash becomes available.

          3.4.2 The General Partner may at its discretion make additional prorata distributions of Partnership cash in addition to those described in
Section 3.4.1 of this Agreement during an Accounting Period, provided that adequate reserves have been established for Partnership obligations and further provided that such distributions are not prohibited by loan or other agreements.

          3.4.3 Allocation of Profits and Losses and distributions of cash to the partners will be allocated or distributed among the Partners in accordance with each Partner's Profits Interest.

     3.5 SHARING BETWEEN TRANSFEROR AND TRANSFEREE: If an interest in the Partnership is transferred, the Profits and Losses allocable and the cash Distributable to that interest for the Accounting Period during which the transfer occurred will be allocated and distributed between the transferor and transferee of the interest in proportion to the time during the Accounting Period that the interest was owned by the transferor and transferee. The transfer will be deemed to occur effective on the first day of the month in which the transferor signs the agreement providing for the transfer of the interest to the transferee. A Capital Account and an Unreturned Contribution sub-account will be established for each transferee and will be credited or debited as appropriate with an amount in proportion to the number of Units respectively transferred and retained.

     3.6 ELECTIONS: All elections required or permitted to be made by the Partnership by the Internal Revenue Code of 1986, as amended, including, but not limited to, the election pursuant to Section 754 will be made by the General Partner in a manner which, in the General Partner reasonable judgment, will be most advantageous to the Partners holding at least a majority of the aggregate Capital Interest of the Partnership. The General Partner may require as a condition to making an election that the Partner requesting an election agree to pay any costs incurred by the Partnership in making the election or in maintaining any records required to give effect to the election. Each Partner will, upon request, supply the information necessary to properly give effect to the election.


                                   ARTICLE IV
                                   ----------

4.   LOANS FROM PARTNERS
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     4.1 LOANS FROM PARTNERS: Any Partner, including the General Partner, may
(but, except as otherwise described herein, is not obligated to) advance funds to the Partnership if finds are deemed necessary by the General Partner. The advances shall be evidenced by the Partnership's note payable to the lending Partner. The note may provide for interest at the per annum rate often percent (10%). Unless the note provides otherwise, it will be repaid in full prior to any distributions to the Partners.


                                    ARTICLE V
                                    ---------

5.   POWERS, RIGHTS AND OBLIGATIONS OF PARTNERS
     ------------------------------------------

     5.1 GENERAL PARTNER TO MANAGE BUSINESS: The General Partner will manage and control the business of the Partnership. The Limited Partner will not participate in or have any control over the Partnership business nor have any right or authority to act for or bind the Partnership. Any contract or agreement to which the Partnership is made a party will be binding upon the partnership if signed by the General Partner and the execution of the contract or agreement by the General Partner will be conclusive evidence to any third party that all authorizations and consents required under this Agreement have been obtained.

     5.2 POWERS OF GENERAL PARTNER: Except as otherwise expressly provided in the Agreement, the General Partner will possess and enjoy all the rights and powers of a General Partner under the laws of California, including, but not limited to, the power to:

          5.2.1 Purchase assets and execute and deliver any collateral or related documents, security agreements, deeds of trust or other documents and instruments concerning the purchase;

          5.2.2 Borrow money, on behalf of the Partnership, in connection with financing any transactions;

          5.2.3 Finance, manage, expand and further develop the business of the Partnership;

          5.2.4 Sell Units on the terms set forth in this Agreement; and

          5.2.5 Execute any other documents necessary or appropriate to carry out the intention and purposes of this Agreement

     5.3 CONSENT OF PARTNERS: The General Partner, without the prior written consent of the Partners holding at least a majority of the aggregate Capital Interest of the Partnership, is expressly prohibited from:

          5.3.1 Continuing the business of the Partnership upon the removal, withdrawal, dissolution, retirement, resignation or bankruptcy of the General Partner or an assignment for the benefits of its creditors by the General Partner other than as may be necessary to conserve or maintain the assets of the partnership, except as otherwise provided in this Agreement:

          5.3.2 Selling, exchanging, transferring assigning, encumbering, pledging or otherwise disposing of any of the Partnerships assets; and

          5.3.3 Executing or delivering any assignment for the benefit of creditors of the Partnership.

     5.4 RESTRICTION ON AUTHORITY OF GENERAL PARTNER: Notwithstanding Section
5.3 of this Agreement, and in addition to other acts expressly prohibited or restricted by this Agreement or by law, the General Partner is expressly prohibited from:

          5.4.1 Doing any act in contravention of this Agreement:

          5.4.2 Doing any act which would make it impossible to carry on the ordinary business of the Partnership;

          5.4.3 Confessing a judgment against the Partnership;

          5.4.4 Possessing Partnership property or selling, exchanging, transferring, assigning or leasing the rights of the Partnership in specific Partnership property for other than a Partnership purpose:

          5.4.5 Admitting any other person as a Partner, except as provided in this Agreement; and

          5.4.6 Performing any act which at the time the act occurred, would subject any limited Partner to liability as a General Partner in any jurisdiction in which the partnership does business.

     5.5 DUTIES OF GENERAL PARTNER: The General Partner will use its best efforts to carry out the purposes, business and objectives of the Partnership; will devote the time to Partnership business as is reasonably required to carry out the Partnership's purposes, businesses and objective will use its best efforts to assure efficient management and operation of the Partnership; and will fully discharge its fiduciary duty to the partnership and other Partners. Without limiting the immediately preceding sentence, and in addition to all other duties imposed by law or this Agreement the General Partner is obligated to:

          5.5.1 Act in a fiduciary manner regarding the partnership, the other Partners and Partnership assets;

          5.5.2 File and publish all certificates, statements or other documents required by law for the formation and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions: provided, however, that performance under the Section 5.5.2 of this Agreement will be excused whenever the Limited Partner refuses to cooperate and their cooperation is required in order to perform these duties:

          5.5.3 Furnish the partners with the reports and information specified in Section 8.3 of this Agreement:

          5.5.4 Maintain the records of the Partnership assets and the reports of attorneys, accountants or other professionals received by the Partnership;

          5.5.5 Maintain complete books of account and records regarding Partnership operations and business affairs as provided in Section 8.1 of this Agreement;

          5.5.6 Keep all books and records of the Partnership available for inspection and audit by the Limited Partners or their representatives as provided in Section 8.2 of this Agreement;

          5.5.7 Use its best efforts to maintain the status of the Partnership as a "partnership" for Federal income tax purposes;

          5.5.8 File all Federal, state or local tax returns and reports and make all other filings which are required by law or governmental agencies;

          5.5.9 Invest the finds of the Partnership (including reserves) which are not distributed to the Partners and are, in the General Partner's present opinion. temporarily not required for the conducts of the Partnership's business, in government-insured interest-bearing savings accounts, short-term governmental obligations or certificates of deposit of a commercial bank having at least $250,000,000 of net worth; and

          5.5.10 Cause the Partnership to make timely Federal income tax elections as may be in the best interests of the Partners.

     5.6 COMPENSATION OF GENERAL PARTNER: The compensation of the General Partner under this Agreement are limited to 2O% of the proceeds of the sale of the Partnership assets and 20% of the Profits, Losses and distributions of the Partnership. The General Partner shall be allocated a $500,000 interest in the proceeds of the real estate now owned by the Partnership, which is located in the Dominican Republic and which is more fully described at Exhibit C hereto. The Limited Partner shall be allocated a $2.0 million interest in the proceeds. If the real estate is sold for less than a total of $2.5 million the net proceeds shall be allocated in the Partnership Profit Ratio.

     5.7 REMOVAL OF GENERAL PARTNER:

          5.7.1 The General Partner may be removed only in accordance with 5.1 above, by an affirmative vote of the Partners holding at least a majority of the aggregate Capital Interests of the Partnership. A written notice signed by the partners voting for removal will be delivered to the General Partner informing it of its removal and specifying the effective date of its removal. This notice concurrently will be sent to all the Partners.

          5.7.2 The General Partner's removal will be effective as of the date specified in the notice provided for in Section 5.7.1 of this Agreement. This removal date will not be less than 10 nor more than 30 days from the date on which the notice is mailed.

          5.7.3 If the General Partner is removed as provided in this Agreement, the provisions of Section 6.6 and 6.7 of this Agreement will apply.

     5.8 INDEMNIFICATION OF GENERAL PARTNER: The Partnership will indemnify and hold harmless the General Partner (and any other Partner found to be liable as a General Partner) from any loss or damage incurred by reason of any act performed or omitted by the General Partner in good faith on behalf of the Partnership and in a manner within the scope of the authority granted to the General Partner by this Agreement and in the best interests of the partnership, provided that (i) the acts or missions do not constitute gross misconduct, breach of fiduciary duty or intentional breach of the terms of this Agreement, and (ii) the satisfaction of any indemnification and holding harmless will be from and limited to Partnership assets and the Limited Partners will not have any personal or other liability on account of the indemnification and holding harmless of the General Partner.

     5.9 RIGHTS OF LIMITED PARTNERS: In addition to all other rights and powers possessed by a limited partner in a limited partnership under the laws of California, the Limited Partners, holding at least a majority of the aggregate Capital Interest of the Partnership, will be entitled to:

          5.9.1 Amend the Agreement as provided in Section 10.11 hereof;

          5.9.2 Dissolve the Partnership as provided in Section 1.6 hereof;

          5.9.3 Remove the General Partner as provided in Section 5.7 hereof;
and

          5.9.4 Approve or disapprove the sale of any assets of the partnership as provided in Section 5.3.2 hereof.

     5.10 OTHER ACTIVITIES OF PARTNERS: The Limited Partners and their affiliates and the General Partner and its affiliates may engage in other businesses similar in nature to the businesses of the Partnership or otherwise without any duty or obligation to offer any business opportunity to the Partnership or the other Partners or to account to the Partnership or the other Partners regarding the business Opportunity or the profits derived from such business opportunities. The Limited Partners understand and agree that the General Partner and its Affiliates already are involved in other activities and business, that they will engage in other activities and businesses and that the General Partner and its Affiliates will not be required to devote their full time to the business of the Partnership but only the time and effort reasonably required to fulfill the obligations of the General Partner

     5.11 INSURANCE

          5.11.1 The Partnership will maintain at all times commercial general liability insurance

          5.11.2 The Partnership will maintain other types of insurance, as appropriate for the activities of the Partnership, all in amounts as the General Partner deems prudent in its reasonable and good faith business judgment. All insurance policies will name the partnership as the insured party.

     5.12 MEETINGS: Meetings of the Partners may be called by the General Partner or any Limited Partner holding more than 10% of the aggregate Capital Interest of the Partnership for any matters for which the Partners may vote on as set forth in this Agreement. A list of the names and addresses of all Limited Partners will be maintained as part of the books and records of the Partnership and will be made available upon request to any Limited Partner or his representative for duplication at cost. Upon receipt of a written request either in person or by registered mail stating the purpose of the meeting, the General Partner will provide all Partners within ten days after receipt of the request, written notice of the meeting and purpose of the meeting. The meeting will be held on a date not less than 10 not more than 30 days after receipt for the request, at a time and place convenient to the Partners.


                                   ARTICLE VI
                                   ----------

6.   ADMISSION AND WITHDRAWAL OF PARTNERS AND TRANSFER OF PARTNERSHIP INTERESTS
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     6.1 DEFINITIONS:

          6.1.1 "Admission" of a Partner means the addition of a new Partner to the Partnership other than through the transfer of an existing Partnership interest.

          6.1.2 "Withdrawal" of a Partner means the retirement or withdrawal of a Partner.

          6.1.3 "Transfer" of an interest in the Partnership means the transfer, alienation, sale, assignment, levy, pledge or other disposition or encumbrance of all or any part of an existing interest in the Partnership, whether voluntary or involuntary.

          6.1.4 "Involuntary Transfer" means a Transfer arising by reason of the death, dissolution, insanity, incompetency, insolvency or bankruptcy of a Partner, or by operation of law or to comply with any law, order, proclamation, regulation, ordinance. demand or requirement of any governmental agency or by judicial levy.

     6.2 ADMISSION OR WITHDRAWAL OF A PARTNER:

          6.2.1 Any admission or Withdrawal of a Partner will be deemed to occur effective on the first day of the calendar month in which the Admission or Withdrawal occurs, and any transfer will be deemed to occur effective on the first day of the calendar month in which the Transfer occurs.

          6.2.2 No person will he admitted as a Limited Partner without the prior written consent of all Partners.

          6.2.3 No person will be admitted as a General Partner without the prior written consent of all Partners.

          6.2.4 In the event of the Admission of a Partner or the withdrawal of a Partner, this Agreement will be promptly amended as necessary to reflect any changes in the Profit and Loss allocations of the Partners, to reflect the Capital contribution of the newly admitted Partner or the withdrawal of capital by a withdrawing Partner, and to set forth any new provisions or to amend any existing provisions of the Agreement which may be necessary or desirable in light of the Admission or Withdrawal of a Partner.

          6.2.5 A General Partner may withdraw at any time provided, however, that the withdrawal will be effective on the tenth day following written notice to each Partner of this intention to do so.

     6.3 TRANSFER OF PARTNERSHIP INTEREST:

          6.3.1 Except as otherwise provided in this Agreement or by law, a Limited Partner may not Transfer all or any part of its interest as a Partner in the partnership without the written consent of the General Partner, which consent will not be unreasonable withheld.

          6.3.2 Unless a transfer will cause the acceleration or breach of a note secured by a Partnership property, consent of the General Partner will not be required if the Transfer is an Involuntary Transfer, or if the Transfer is to an existing Partner; or, if any partner is a joint venture or partnership or corporation and the Transfer is to a member of the joint venture or partnership or a shareholder of the corporation who was such a member or shareholder at the time this Agreement is executed: or if the Transfer is to or for the benefit of the spouse or a lineal descendant or ancestor of the transferring Partner: or if the Transfer is by any corporation to a shareholder; or if the Transfer is to a trust, Keogh, 40 1(k) or profit sharing plan for the benefit of the majority of outstanding shares or other ownership interests in the transferee are owned by any of the foregoing transferors; except for an Involuntary Transfer, consent shall be required if the Transfer is of less than the entire interest in the Partnership of the transferor.

     6.4 RIGHT OF FIRST REFUSAL: A Partner (referred to in this Section 6.4 of the Agreement as the "Selling Partner") may not, except as otherwise permitted in this Section 6.4 of this Agreement, exchange, sell, or transfer all or any portion of its interest in the Partnership to any person for value without first offering the same for a period of thirty (30) days to the Partnership, at a price upon terms no less favorable than those which the Selling Partner is willing to accept from the Third Party, and be accompanied by a true copy of the third party's offer. For thirty (30) days after receipt of the written offer, the Partnership has the right to accept the Selling Partner's offer by written notice of the acceptance to the Selling Partner. If the offer is accepted, the Selling Partner and the Partnership will consummate the sale as soon thereafter as is reasonably possible. If the offer is not accepted, the Selling Partners must offer such Partnership interest to all of the remaining Limited Partners. Any accepting Partner shall acquire offered Partnership interests in proportion to their relative Capital Interests. If the Partnership or the remaining Partners have not accepted the offer to purchase the Selling Partner's interest within the thirty (30) day period, the Selling Partner may exchange, sell or transfer its interest to a third party only at a price and on terms no less favorable to the Selling partner than the price and terms offered to the partnership, without the further consent of the General Partner. If the Selling Partner does not sell its interest to its proposed third party buyer within six months after the Partnership refused the interest, the Selling Partner will be obligated to again comply with this Section 6.4 of this Agreement. The provisions of this Section 6.4 of this Agreement will not apply to a transaction described in Section 6.3.2 of this Agreement. Any disputes that arise between the Partnership and the Selling Partner over the price at which, and the terms of which, the Partnership may purchase the Selling Partner's interest pursuant to this Section 6.4 of this Agreement will be resolved by arbitration. A majority of a panel of three arbitrators will decide all disputed issues as promptly as possible. The Partnership and the Selling Partner each will select an arbitrator for the panel with the first two arbitrators selecting the third arbitrator. If the first two arbitrators are unable to select the third arbitrator then the third arbitrator will be selected by the Los Angeles office of the American Arbitration Association, whose rules and procedures will govern the arbitration proceedings.

     6.5 SUBSTITUTED LIMITED PARTNERS AND ASSIGNEES:

          6.5.1 The transferee or proposed transferee of all or any part of a Limited Partner's interest in the Partnership will not have the right to become a substituted Limited partner in place of the transferor of the Limited Partner's interest unless a fully executed, verified and acknowledged written assignment has been filed with the General Partner expressly stating that it is the transferor's intention that the transferee become Limited Partner in the transferor's place and the transferor and transferee have executed, verified and acknowledged all other documents, in form and substance reasonably satisfactory to the General Partner, as the General Partner may reasonably deem necessary or desirable to effect the Admission of a substituted Limited Partner, including the appointment of the General Partner as the transferee's attorney-in-fact as provided in Section 10.3 of this agreement and the written acceptance and adoption by the transferee of the provisions of this Agreement and any amendments to this Agreement. The transferee (including a legatee, distributee or successor) will pay all reasonable expenses regarding admission as substituted Limited Partner, including, but not limited to, the cost of the preparation, filing and publishing of any amendment to this Agreement. After a transferee has become a substituted Limited Partner, the General Partner will promptly take the necessary and appropriate steps to prepare and record an amendment to this Agreement and each substituted Limited Partner agrees that its duly appointed attorney-in-fact may execute the amendment on its behalf.

          6.5.2 A party which becomes a substituted Limited Partner succeeds to all of the rights and powers and is subject to all of the obligations, restrictions and liabilities of a Partner to the interest in the partnership which is acquired by the party

          6.5.3 A transferee who does not become a substituted Limited Partner will be entitled only to receive the share cash distributions and the return of Capital Contributions to which the Partner from whom it acquired its interest in the partnership would have been entitled for the interest acquired but, notwithstanding any other revisions in this Agreement to the contrary, will have no right to require any information or account of Partnership books and no other rights and powers of a Partner. A transferee nevertheless is subject to all of the provisions of this Agreement and to all of the obligations, restrictions and liabilities under this Agreement for the interest acquired.

          6.5.4 Until the time when the transferee of an interest in the Partnership becomes a substituted Limited Partner, the transferor of the interest remains subject to all of the obligations, restrictions and liabilities under this Agreement for the interest and retains all rights and powers of a Partner for the interest other than the right to receive cash distributions and the return of the Capital Contribution.

     6.6 CONTINUATION OF PARTNERSHIP INTERESTS:

          6.6.1 In the event of the removal, withdrawal, dissolution, retirement, resignation or bankruptcy of the General Partner or an assignment for the benefit of its creditors by the General Partner, the Limited Partners holding a majority of the aggregate Capital interest of the Partnership may continue the business of the Partnership for the balance of the term specified in this Agreement by electing a successor General Partner. Upon the election of a successor General Partner, the predecessor General Partner will cease to be a General Partner in the Partnership and its then general partner interest in the Partnership will be convened into a comparable limited partners interest with the same rights and priorities to distributions of cash.

          6.6.2 The successor General Partner will agree in writing to be bound by the provisions of this Agreement, and thereafter, will be deemed to be the "General Partner" under this Agreement. To create and provide any successor General Partner with an interest in the Partnership's Profits, Losses and cash distributions, the Limited Partners holding at least a majority of the aggregate Capital Interest of the Partnership may assign to the successor General Partner's rights to allocations of Profits and Losses pursuant to Section 3.2 hereof and to distributions of cash pursuant to Section 3.3 hereof commencing with the date the predecessor General Partner's rights thereto terminate pursuant to Section 6.6.1 above.

     6.7 CONTINUATION OF GENERAL PARTNER'S OBLIGATIONS: The removal, withdrawal, retirement, resignation or assignment for the benefit of its creditors of a General Partner will not relieve such General Partner of any of its obligations to the Limited Partner of the Partnership which previously may have arisen under this Agreement.

                                   ARTICLE VII
                                   -----------

7.   DISSOLUTION AND LIQUIDATION
     ---------------------------

     7.1 WINDING UP AFFAIRS AND LIQUIDATION: Upon the expiration of the term of the Partnership as provided in Section 1.6 of this Agreement, the Partnership will be dissolved. Upon its dissolution, the persons required or permitted by law to carry out the winding up of the affairs of the Partnership ("Liquidator") will: (i) promptly notify all Partners of the dissolution; (ii) proceed to liquidate the assets of the Partnership by converting the assets into cash insofar as deemed practicable by the Liquidator at the highest price obtainable;
(iii) wind up the affairs of the Partnership; and (iv) after paying or providing for the payment of all liabilities and obligations of the Partnership, distribute the proceeds of liquidation and other assets of the Partnership as provided by law and the terms of this Agreement.

     7.2 DISTRIBUTION ON DISSOLUTION: Following the dissolution of the Partnership, the proceeds of liquidation and other assets of the Partnership will be applied and distributed in the following order of priority:

          7.2.1 To the payment of debts and liabilities of the Partnership (other than any loans and advances that may have been made by any of the Partners, or amounts owing to any of the Partners) and the expenses of liquidation;

          7.2.2 To the setting up of any reserves that the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves will be paid over to an escrow holder designated by the Liquidator to be held of the purpose of disbursing the reserves in payment of any contingent or unforeseen liabilities, and, at the expiration of a period as the Liquidator deems advisable, any balance remaining to be distributed in the manner hereafter provided;

          7.2.3 To the payment of any loans and advances that may have been made by any of the Partners or amounts owing to any of the Partners, except for amounts included in Section 7.2.4; and

          7.2.4 To the partners as provided in Section 3.3.1 of this Agreement.

     7.3 ASSETS OTHER THAN CASH: Assets other than cash will be distributed in kind on the basis of: (i) in the case of notes receivable, a fractional interest as tenant-in-common with other Partners determined by a Partner's Capital Interest in the Partnership and (ii) in the case of other assets, their then fair market value as determined by an independent appraiser of the American Institute of Real Estate Appraisers. To the extent feasible, each Partner will be entitled to determine to what extent it wishes to have distributions to it made in cash or in kind. As necessary, distributions in kind will be made to the Partners as tenants-in-common.

                                  ARTICLE VIII
                                  ------------

8.   BOOKS OF ACCOUNT AND PARTNERSHIP RECORDS
     ----------------------------------------

     8.1 BOOKS OF ACCOUNT: The General Partner will keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles consistently applied from year to year, complete and accurate books, records and accounts of' the Partnership. These books will be closed and balanced annually as of the end of each Accounting Period. An accounting of all items of receipts, income, profits, costs, expenses and losses will be made by the General Partner annually as of the last day of each Accounting Period and also upon termination of this Agreement.

     8.2 INSPECTION: All books, records and account of the Partnership are the property of the Partnership and will be kept at all times at an office of the General Partner. All Partners and their duly authorized representatives have the right to examine the books, records and accounts at their place of normal storage at any and all reasonable times and to make copies or extracts at the inspecting Partner's expense.

     8.3 REPORTS:

          8.3.1 Within 120 days after the end of each calendar year of the Partnership's operation, the General Partner will furnish each Partner with an unaudited statement of income for the year.

          8.3.2 Each year the General Partner will furnish each Partner with the information concerning the Partnership that is necessary for the preparation of the Partners' Federal income tax returns.

          8.3.3 Each year the General Partner will furnish each Partner with an unaudited annual report containing: (i) a balance sheet as of the end of the Partnership's fiscal year and statements of income. Partners' equity, and changes in financial position and a cash flow statement for the fiscal year and
(ii) a report of the activities of the Partnership during the fiscal year.

          8.3.4 Except as otherwise expressly provided in this Agreement, all of the reports and information to be furnished pursuant to this Section 8.3 of this Agreement will be furnished at the expense of the Partnership and, unless required to be certified by an independent certified public accountant, will be certified by the General Partner. The General Partner also will furnish to any Partner, at the Partner's expense, any other reports on the Partnership's operation and condition as the Partner may reasonably request.

     8.4 BANK ACCOUNTS: The General Partner will maintain in a bank which is a member of the Federal Deposit Insurance Corporation one or more accounts, which accounts will be used for the payment of the disbursements properly chargeable to the Partnership, and in which will be deposited the receipts and income received from the Partnership business. In addition, there will he deposited in the accounts all amounts borrowed from third parties. All income, receipts and amounts required by this Section 8.4 of this Agreement to be deposited in the accounts will be the property of the Partnership and received, held and disbursed by the General Partner only for the purposes specified in this Agreement. There will not be deposited in any accounts any funds other than those specified above, and no other hinds will be commingled with these funds. Withdrawals will be made from the accounts only for the purpose of paying Partnership expenditures or distributions authorized by this Agreement.

     8.5 ACCOUNTING DECISIONS: All decisions as to accounting elections, except as specific provided to the contrary in this Agreement will be made by the General Partner in accordance with generally accepted accounting principles consistently applied and taking into account the best interests of the Limited Partners.

     8.6 FEDERAL INCOME TAX ELECTIONS:

          8.6.1 The Partnership may, to the extent permitted by applicable statues and regulations, or upon obtaining any necessary approvals of the Commissioner of Internal Revenue, elect to use the methods or types of depreciation as will permit the highest depreciation deductions in the early years of the life of an asset, unless or until the General Partners determines upon the advice of the Partnership's accountants that another method will be more favorable to the Limited Partners.

          8.6.2 The General Partner, upon the written request of Partners holding at least a majority of the aggregate Capital Interest of the Partnership, agrees to timely file an election pursuant to Section 754 of the Internal Revenue Code of 1954, as amended, to adjust the basis of the Partnership's property.


                                   ARTICLE IX
                                   ----------

9.   REPRESENTATIONS AND WARRANTIES OF THE PARTNERS
     ----------------------------------------------

     9.1 GENERAL PARTNER: The General Partner warrants and represents to the Limited Partners as follows:

          9.1.1 The General Partner (and its signatory to this Agreement) has all authority required to enter into this Agreement and has obtained all requisite consents and approvals and, when executed by the General Partner's signatory, this Agreement will be binding on the General Partner subject only to the Limited Partner's due execution of the Agreement.

          9.1.2 The General Partner covenants and agrees, for the benefit of the Limited Partners, that throughout the term of' this Agreement it will at all times use its best efforts, acting as a fiduciary on behalf of the Limited Partners, to: (i) perform or cause to be performed its obligations under this Agreement and all other agreements and documents executed in furtherance or in connection with this Agreement and (ii) do or cause to be done all things necessary or proper within its power or control to protect the rights of the Limited Partners.

     9.2 LIMITED PARTNERS: The Limited Partners warrant and represent to the General Partner as follows:

          9.2.1 Each Limited Partner is acquiring its interest in the Partnership as an investment for itself and not for the benefit of any other person, and has no present intention to resell or otherwise transfer all or any portion of the interest. Each Limited Partner acknowledges that the Partnership interest will not be, and the Limited Partner has no right to require that they be, registered under the securities laws of any State other than California. Each Limited Partner acknowledges that the California Commissioner of Corporations requires that the following legend be placed on any evidence of ownership of Units held by California residents:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THE SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREOF, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

          9.2.2 Each Limited Partner (and its signatory to this Agreement) has all authority required to enter into this Agreement and has obtained all requisite consents and approvals and, when executed by the Limited Partner, this Agreement shall be binding on the Limited Partner subject only to its due execution by other Partners. Proof of the above may be requested by the General Partners at its discretion.

          9.2.3 Based upon each Limited Partner's investment expertise gained through experience, educational background, consultation with qualified advisors, prior experience with similar investments or a combination thereof, each Limited Partner believes that its investment in the Partnership is suitable for it in view of his financial and tax situation, investment objectives and investment objectives of the Partnership.


                                    ARTICLE X
                                    ---------

10.  MISCELLANEOUS PROVISIONS
     ------------------------

     10.1 NOTICES: All notices, consents, waivers, request, votes or other Instruments or communications provided for under this Agreement ("notices") will be in writing, signed by the parties giving the notice, and will be deemed properly given when actually received or when deposited in the United States mail, if sent by registered or certified mail, return receipt requested, first class postage and fees prepaid, addressed to the addresses as set forth in Exhibits A and B. Each Partner may, by notice to all other Partners, specify a new address for the receipt of notices.

     10.2 CONSENTS DEEMED GIVEN IF NOT WITHHELD: Whenever a consent, approval waiver or affirmative vote of a Partner is required under this Agreement or is desirable regarding any transaction, the Partner will be given notice requesting the consent, approval, waiver or affirmative vote. If the Partner does not respond within thirty (30) days (or the time period specified if a different period is provided in the notice) after receipt of the notice, by delivery of a notice to the General Partner (which includes a facsimile) specifically withholding, or indicating an inability at the time to give the Partner's consent, approval, waiver or affirmative vote, or requesting additional pertinent documentation or information, then the Partner will be deemed conclusively to have given his consent, approval, waiver or affirmative vote.

     10.3 LIMITED POWER OF ATTORNEY: Each Limited Partner, by its execution of this Agreement, irrevocably constitutes and appoints the General Partner as its true and lawful attorney and agent, and to file or record in any appropriate public office: (i) any certificate or other instrument which may be necessary, desirable or appropriate to qualify or to continue the Partnership as a limited partnership or to transact business as a limited partnership in any jurisdiction in which the Partnership conducts business; (ii) any amendment to this Agreement or to any certificate or other instrument which may be necessary, desirable or appropriate to reflect the Admission of a Partner, the Withdrawal of a Partner or the Transfer of all or any part of the interest of a Partner in the Partnership or any additional Capital Contribution made or withdrawal of the Capital Contribution made by a Partner; (iii) any certificates or instruments which may be appropriate, necessary or desirable to reflect the dissolution and termination of the Partnership; and (iv) any documents necessary to perfect the Partnership's security interest in a Limited Partner's Units, including a UCC-1 Financing Statement. This power of attorney will be deemed to be coupled with an interest and will survive the transfer by the Limited Partner of its interest in the Partnership. This power of attorney to the General Partner is a limited power of attorney that does not authorize the General Partner to act on behalf of a Limited Partner except to complete the transactions described in this
Section 10.3 of this Agreement.

     10.4 INTEGRATION: This Agreement embodies the entire agreement and understanding which exists among the Partners relating to the subject matter of this Agreement. There are no agreements, representations, warranties, or statements regarding the subject matter of this Agreement, except as expressly set forth in this .Agreement.

     10.5 APPLICABLE LAW: This Agreement and the rights of the Partners will he governed by and construed and enforced in accordance with the laws of California.

     10.6 COUNTERPARTS: This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all the parties. It shall not be necessary for each party to execute the same counterpart.

     10.7 SEVERABILITY: In case any one or more of the provisions contained in this Agreement or any application of the provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or the remaining applications will not in any way he affected or impaired.

     10.8 CAPTIONS FOR CONVENIENCE: The captions and headings in this Agreement are for convenience only and will not be considered in interpreting any provision of this Agreement.

     10.9 BINDING EFFECT: Except as otherwise provided to the contrary, this Agreement will be binding upon, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, successors and assigns.

     10.10 GENDER AND TENSE: Whenever required by the context, the singular will be deemed to include the plural, and the plural will be deemed to include the singular, and the masculine, feminine and neuter genders will each be deemed to include the other.

     10.11 Amendment: This Agreement may be amended in whole or in part by an agreement in writing signed by Limited Partner holding at least a majority of the aggregate Capital Interest of the Partnership and such agreement will be recorded to reflect any such amendment.

     10.12 EXHIBITS: Exhibits referred to in this Agreement are incorporated by reference into this Agreement.

     10.13 WAIVER OF ACTION FOR PARTITION: Each Partner waives any right to maintain partition any investment of the Partnership during the term of the Partnership.

     10.14 ATTORNEY'S FEES: In the event of the litigation, the prevailing party will be entitled to recover reasonable attorney's fees and costs from the non-prevailing party.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


General Partner:


Itasca Holding Ltd.,
A Nevada Corporation


By: /S/ Kurt Von Hoffman
   -------------------------
   President

SIGNATURE OF LIMITED PARTNER


Go Call Inc.,
A Delaware Corporation


By: /S/ Michael Ruge
   -------------------------
   Michael Ruge, CEO
   and Authorized Signatory

ITASCA HOLDING, LTD.
A Nevada Corporation


By: /S/ Kurt Von Hoffman
   -------------------------
   President



ACS FINANCIAL INC. RETIREMENT TRUST


By: /S/ Michael H. Artan
   -------------------------
   Michael H. Artan
   Trustee